   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1997
                                                           REGISTRATION NO. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                PAXAR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

       NEW YORK                                          13-5670050
(State or other jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

         105 Corporate Park Drive, White Plains, New York         10604
             (Address of principal executive offices)             (Zip Code)

              AMENDED AND RESTATED 1997 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

                            ARTHUR HERSHAFT, CHAIRMAN
                                PAXAR CORPORATION
                            105 CORPORATE PARK DRIVE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 697-6800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

 A copy of all communications, including communications sent to the agent for service should be sent to:

                                JACK BECKER, ESQ.
                             SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                            NEW YORK, N.Y. 10158-0125
                                 (212) 687-3860

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
  Title of Each Class of                                  Proposed Maximum         Proposed
     Securities to be         Amount to be                    Offering              Maximum                   Amount of
        Registered             Registered                      Price           Aggregate Offering            Registration
                                                             Per Share               Price                       Fee
-------------------------------------------------------------------------------------------------------------------------
Stock Options               5,000,000 (1)                  $      --                  $        --             $    --(2)
-------------------------------------------------------------------------------------------------------------------------
Common Shares, par value
$.10 per share              5,000,000 (3) (4)              $   19.97 (5)              $99,850,000             $30,258
-------------------------------------------------------------------------------------------------------------------------
    Total ...............                                                                                     $30,258(6)
-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================



(1) Represents options granted or to be granted pursuant to the Amended and Restated 1997 Incentive Stock Option Plan (the "Plan") of PAXAR Corporation (the "Registrant").

(2)      No registration fee is required pursuant to Rule 457(h)(3).

(3) Shares issuable upon exercise of options granted or available for grant under the Plan.

(4) Pursuant to Rule 416, includes an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the Plan and the Options.

(5) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) (1) based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on October 23, 1997.

(6) Of such amount, $9,310 was paid on September 24, 1997 in connection with the filing of the Registrant's Registration Statement on Form S-4, File No. 333-36283, with respect to 1,852,053 shares of Common Stock issuable under the Plan to holders of options to purchase shares of the common stock, $.01 par value, of International Imaging Materials, Inc., a Delaware Corporation ("IIMAK"), pursuant to the merger of IIMAK with a wholly-owned subsidiary of the Registrant.


                                      NOTE

         This Registration Statement includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Registrant in connection with the resale of shares of Common Stock received by such persons pursuant to the exercise of options granted under the Registrant's Amended and Restated 1997 Incentive Stock Option Plan, which shares are subject to this Registration Statement, and the Registrant's 1990 Employee Stock Option Plan, which shares are subject to the Registrant's Registration Statement on Form S-8, filed on November 29, 1991 (File No. 33-44299).

PROSPECTUS

                                PAXAR CORPORATION

                                2,369,025 SHARES


        This Prospectus has been prepared by PAXAR Corporation, a New York corporation (the "Company"), for use upon resale of shares of the Company's common stock, par value $.10 per share (the "Common Stock"), by certain officers and directors of the Company who may be considered "affiliates" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company (collectively, the "Selling Shareholders") who have acquired or may acquire Common Stock upon exercise of options ("Options") granted or to be granted under the PAXAR Corporation Amended and Restated 1997 Incentive Stock Option Plan (the "1997 Plan") or the PAXAR Corporation 1990 Employee Stock Option Plan (the "1990 Plan") to purchase an aggregate of 2,369,025 shares of Common Stock (the "Shares"). The maximum number of Shares which may be offered or sold hereunder is subject to adjustment in the event of stock splits or dividends, recapitalizations and other similar changes affecting the Common Stock. The Common Stock is listed on the New York Stock Exchange, and it is anticipated that the Selling Shareholders will offer shares of Common Stock for resale at prevailing prices on the New York Stock Exchange (or other market, if the Common Stock is then trading thereon) on the date of sale. See "Plan of Distribution." The Company will receive none of the proceeds from the sale of the Common Stock offered hereby, but it will receive the exercise price upon exercise of Options.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION; NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.



        No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with any offer to sell or sale of the securities to which this Prospectus relates, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell to or a solicitation of any offer to buy from any person in any state in which any such offer or solicitation would be unlawful.

                The date of this Prospectus is October 28, 1997.

                              AVAILABLE INFORMATION

        The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained, at prescribed rates, by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W. Washington, D.C. 20549. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. The Common Stock is listed on the New York Stock Exchange. Copies of reports, proxy statements and other information concerning the Company may also be inspected at the office of such Exchange, 20 Broad Street, New York, New York 10005.

        A registration statement on Form S-8 with respect to the Shares (the "Registration Statement") has been filed with the Commission under the Securities Act. This Prospectus constitutes the Prospectus of the Company that is filed as part of such Registration Statement with respect to the sale of the Shares by the Selling Shareholders. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock.

                       DOCUMENTS INCORPORATED BY REFERENCE

        The Company hereby incorporates by reference the documents listed below:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 ("Form 10-K");

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, and June 30, 1996 ("Forms 10-Q");

        (c) The Company's Current Reports on Form 8-K for December 22, 1996, March 3, 1996 (as amended), and July 15, 1997.

        (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

        All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein modifies or supersedes such statement; and any statement contained herein shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information which this Prospectus incorporates) . Written requests for copies of such information should be directed to the Company at 105 Corporate Park Drive, White Plains, New York 10604, Attention: Secretary. Telephone requests may be directed to the Secretary at (914) 697-6800.


                                   THE COMPANY

        The Company is a leading manufacturer and distributor of label systems, bar code systems, labels, tags and related supplies and services for apparel manufacturers and retailers. The Company's apparel products are manufactured in North and South America, Europe and Asia and distributed in over 50 countries. Label systems, consisting mainly of hot-stamp printers and related supplies and services, are sold to Company customers for in-plant label printing. Bar code systems, consisting of electronic printers and related supplies, print data on labels and tags to provide accurate product, inventory and point of sale information for integration with sophisticated data systems. Labels and tags are attached to apparel by manufacturers and retailers to identify and promote their products, allow automated data collection and provide brand identification and consumer information such as size, fabric content and care instructions. Labels are attached to garments early in the manufacturing process and must withstand all production processes and remain legible through washing and dry cleaning by the end user. To a limited extent, the Company's products also include tags and labels for sheets, towels, pillow cases and other white goods.

        Through its wholly-owned subsidiary Monarch Marking Systems, Inc., a Delaware corporation ("Monarch"), the Company markets and distributes (i) tabletop label dispensers and hand-held, mechanical labeling guns ("IPS labelers") that print pressure-sensitive (i.e., adhesive backed) price and other identification labels and affix them onto merchandise for retailers, and (ii) electronic bar code printers ("AIS printers"), which are used in a wide range of retail and industrial applications, including inventory management and distribution systems. Monarch also manufactures and markets supplies used in both its IPS labelers and AIS printers and provides extensive service to its installed base of machines. Monarch is a leading manufacturer and marketer of retail price marking equipment and supplies in the United States. Monarch also sells its products directly and through distributors in 75 countries.

        International Imaging Materials, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("IIMAK"), is the largest manufacturer in North America of thermal transfer ribbons for numerous diverse applications. These thermal transfer ribbons are used in bar code printers to print single-color and full-color tags and labels for use in manufacturing and factory automation systems, shipping and distribution systems, retail price tag, packaging and medical applications. Other thermal transfer ribbons produced by IIMAK are used in full-color printers to print high quality color graphics for business presentations, engineering and scientific drawings, graphic arts prepress layouts, proofs and comps, signage and other full-color imaging applications. IIMAK also manufactures MICR ribbons for thermal transfer proof encoders used to encode checks for processing through the United States banking system, as well as ribbons used in plain-paper thermal transfer facsimile machines.

        The executive offices of the Company are located at 105 Corporate Park Drive, White Plains, New York 10604, and the Company's telephone number is (914) 697-6800.


                                 USE OF PROCEEDS

        The Company will not receive any of the proceeds from the sale of the Shares. However, the Company expects to use the proceeds from the exercise of the Options to purchase such shares for working capital and other general corporate purposes.


                              SELLING SHAREHOLDERS

        The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by the Selling Shareholders who have acquired or may acquire such shares pursuant to the exercise of Options. The Selling Shareholders named below may resell all, a portion or none of such shares from time to time.

        The table below sets forth with respect to each Selling Shareholder, based upon information available to the Company as of October 24, 1997, the number of shares of Common Stock beneficially owned before and after the sale of the shares offered hereby; the number of shares to be sold; and the percent of the outstanding shares of Common Stock owned before and after the sale of the Common Stock offered hereby.


                           Number of            Percentage of       Number of        Number of           Percentage of
                           Shares Owned         Shares Owned        Shares to be     Shares Owned        Shares Owned
Selling Shareholders       Before Sale (1)      Before Sale (2)     Sold (3)         After Sale          After Sale
--------------------       ---------------      ---------------     ------------     ------------        -------------
Arthur Hershaft
(Chairman, Chief
Executive Officer
and Director)             5,171,162 (4)             10.71%             182,075        4,984,087              10.32%

Victor Hershaft
President and
Director)                 1,327,962 (5)              2.75%              98,449        1,229,513               2.55%

Jack Becker
(Director)                  183,219 (6) (7)            *                36,623          146,596                 *

Leo Benatar
(Director)                   24,584 (8)                *                20,021            4,563                 *

Robert Laidlaw
(Director)                   54,644 (6)                *                36,623           18,021                 *

Thomas R. Loemker
(Director)                  519,322 (9)              1.08%              18,312          501,010               1.04%

                           Number of            Percentage of       Number of        Number of           Percentage of
                           Shares Owned         Shares Owned        Shares to be     Shares Owned        Shares Owned
Selling Shareholders       Before Sale (1)      Before Sale (2)     Sold             After Sale          After Sale
--------------------       ---------------      ---------------     ------------     ------------        -------------
Sidney Merians
(Director)                  214,619 (10)               *                36,623          177,996                 *

John W. Paxton
(Director)                  538,788 (11)             1.11%             369,752          169,036                 *

Walter W. Williams
(Director)                   36,623 (6)                *                36,623                0                 *

*       Represents less than 1% of the issued and outstanding Common Stock.

(1) Unless indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Company Common Stock beneficially owned by them. For purposes of this table, a person is deemed to be the beneficial owner of all Common Stock that he has the right to acquire, regardless of whether such right is presently exercisable. Each beneficial owner's percentage ownership is determined by assuming that rights to acquire shares of Common Stock that are held by such person (but not those held by any other person) have been exercised.

(2) Based on 35,686,884 shares of Common Stock outstanding as of October 27, 1997, and approximately 12,431,757 shares of Common Stock to be issued to IIMAK stockholders pursuant to a merger of IIMAK with a wholly-owned subsidiary of the Company that became effective on October 28, 1997.

(3) Does not include shares that may be acquired pursuant to the exercise of Options to be granted under the 1997 Plan and subsequently sold pursuant to this Prospectus.

(4) Includes 187,075 shares issuable upon the exercise of outstanding stock options. Also includes 664,801 shares held by Mr. Hershaft in trust for the benefit of his children, as to which shares Mr. Hershaft disclaims beneficial ownership.

(5) Included 83,764 shares issuable upon the exercise of outstanding exercisable stock options granted to Mr. Hershaft and 14,685 shares issuable upon the exercise of stock options not yet exercisable. In addition, includes 186,750 shares owned of record by Mr. Hershaft's wife, as to which shares Mr. Hershaft disclaims beneficial ownership; and 146,654 shares held by Mr. Hershaft as custodian for his children as to which shares Mr. Hershaft disclaims beneficial ownership.

(6) Includes 18,311 options to acquire a like number of shares of the Company Common stock at an exercise price of $5.63 per share, 6,104 options to acquire a like number of shares of the Company Common Stock at an exercise price of $7.68 per share, 6,104 options to acquire a like number of shares of the Company Common Stock at an exercise price of $10.24 per share, and 6,104 options to acquire a like number of shares of the Company Common stock at an exercise price of $15.60 per share.

(7) Includes 100,073 shares owned of record by Mr. Becker's wife, as to which shares Mr. Becker disclaims beneficial ownership.

(8) Includes 7,813 options to acquire a like number of shares of Common Stock at an exercise price of $6.70 per share and 6,104 options to acquire a like number of shares of Common Stock at an exercise price of $10.24 per share, and 6,104 options to acquire like number of shares of the Company Common Stock at out exercise price of $15.60 per share.

(9) Includes 6,104 options to acquire a like number of shares of Common Stock at an exercise price of $7.68 per share, 6,104 options to acquire a like number of shares $10.24 per share, and 6,104 options to acquire a like number of shares of the Company Common Stock at our exercise price of $15.60 per share.

(10) Includes 6,751 shares owned of record by Mr. Merians' wife, as to which shares Mr. Merians disclaims beneficial ownership.

(11) Includes 363,648 options to acquire a like number of shares of the Company Common Stock at an exercise price of $1.94 per share and 6,104 options to acquire a like number of shares of the Company Common Stock at an exercise price of $15.60 per share.


                              PLAN OF DISTRIBUTION

        The Shares may be sold or transferred for value by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest to the Selling Shareholders, in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Securities for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual Selling Shareholders will be borne by such Selling Shareholders.

         Upon the Company's being notified by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such Selling Shareholder and the participating broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the Prospectus, as supplemented, and (f) other facts material to the transaction.

         In addition to any such number of Shares sold hereunder, a Selling Shareholder may, at the same time, sell any shares of Common Stock, including the Shares, owned by him in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this Prospectus.

         There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered hereby.

         The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158. Jack Becker, a member of Snow Becker Krauss P.C. and a director of the Company, beneficially owns, directly and indirectly, an aggregate of 183,219 shares of Common Stock, and certain other members of Snow Becker Krauss P.C. also beneficially own shares of Common Stock.

                                     EXPERTS


         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of PAXAR Corporation for the three years ended December 31, 1996, have been so incorporated in reliance upon the report of Arthur Andersen LLP, independent public accountants, given upon the authority of such firm as experts in accounting and auditing for the year.

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by PAXAR Corporation, a New York corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, and June 30, 1997;

         (3) The Registrant's Current Reports on Form 8-K for December 22, 1996, March 3, 1997 (as amended), and July 15, 1997;

         (4) The description of the Registrant's common stock, par value $.10 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Jack Becker, a member of Snow Becker Krauss P.C., counsel to the Registrant and a Director of the Company, beneficially owns, directly and indirectly, an aggregate of 183,219 shares of Common Stock, and certain other member of Snow Becker Krauss P.C. also beneficially own shares of the Registrant's Common Stock. Snow Becker Krauss P.C. is rendering an opinion upon the validity of the securities being registered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under the New York Business Corporation Law (the "NYBCL"), a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be provided against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action, proceeding or appeal therefrom. New York law also provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person was not entitled to such indemnification.

         In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         The indemnification and advancement of the expenses described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available or (ii) in the event a quorum of disinterested directors is not available, if so directed by either (A) the board upon the written opinion of independent legal counsel or
(B) by the shareholders.

         Article Sixteen of the Registrant's By-Laws provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by Sections 722 and 723 of the NYBCL. The Registrant, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by subsections (b) and (c) of Section 724 of the NYBCL.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT NO.               DESCRIPTION OF EXHIBIT
         -----------               ----------------------
         4.1              Amended and Restated 1997 Incentive Stock Option Plan (the "Plan").

         4.2              Form of Stock Option Agreement under the Plan between the Registrant and the holders of stock options.

         5.1              Opinion of Snow Becker Krauss P.C.

         23.1             Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1 hereto).

         23.2             Consent of Arthur Andersen LLP.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10
(a) (3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 27th day of October 1997.

                                   PAXAR CORPORATION


                                   By: /s/ Arthur Hershaft
                                      -----------------------------------------
                                           Arthur Hershaft, Chief Executive
                                           Officer and Chairman of the Board of
                                           Directors

                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur Hershaft and Jack Becker and each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons, in the capacities indicated, on October 27, 1997:


/s/ Arthur Hershaft                                           /s/ Victor Hershaft
----------------------------------                            ---------------------------------
Arthur Hershaft, Chairman, Chief                              Victor Hershaft, Director
Executive Officer and Director


/s/ Joseph Fetzner                                            /s/ Jack Becker
----------------------------------                            ---------------------------------
Joseph Fetzner, Vice President and                            Jack Becker, Director
Controller (Principal Financial and
  Accounting Officer)


/s/ Robert Laidlaw                                            /s/ Thomas R. Loemker
----------------------------------                            ---------------------------------
Robert Laidlaw, Director                                      Thomas R. Loemker, Director


/s/ David E. McKinney                                         /s/ Walter W. Williams
----------------------------------                            ---------------------------------
David E. McKinney, Director                                   Walter W. Williams, Director


/s/ Leo Benatar                                               /s/ Sidney Merians
----------------------------------                            ---------------------------------
Leo Benatar, Director                                         Sidney Merians, Director

/s/ John W. Paxton
----------------------------------
John W. Paxton, Director